Exhibit 10.1

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (the “Amendment”) made as of March 10, 2005 among FAIRHAVEN INVESTORS LIMITED PARTNERSHIP, a Pennsylvania limited partnership, with its principal place of business at c/o Berwind Property Group, Inc., 770 Township Line Road, Suite 150, Yardley, Pennsylvania 19067, Attention: Connecticut Asset Manager (the “Landlord”) and GOVCONNECTION, INC., with a place of business at 2150 Post Road, Milford, Connecticut 06824 (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of that certain building (the “Building”) located at 2150 Post Road, Fairfield, Connecticut 06824 (the “Property”);

WHEREAS, Landlord and Tenant are parties to a space lease for a portion of the Building being 8,000 rentable square feet in area (the “Premises”) by Lease dated May 1, 2003 (the “Original Lease”); the Lease is guaranteed by PC Connection, Inc. by Lease Guaranty dated May 1, 2003 (the “Guaranty”);

WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease with respect to the space (being the 8,000 rentable square feet), establish the rent for such extended period and to make certain corresponding changes to the Lease;

NOW, THEREFORE, in consideration of the mutual promises contained herein and Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, and subject to the approval of this Amendment by Landlord’s lenders, Landlord and Tenant hereby covenant and agree as follows:

1. Defined Terms.

1.1 The term “Lease” as used herein and in the Original Lease shall mean and refer to the Original Lease as amended by this Amendment.

1.2 Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Lease.

2. Amendments. Landlord and Tenant agree to amend the Lease as set forth below in this Section 2. Each party hereto represents to the other that it is duly authorized to execute, deliver and perform this Amendment.

2.1 Term. Section 2.01 of the Lease is hereby amended to add the following:

“Tenant has exercised its right to extend the Lease for one (1) additional two (2) year period (the “First Extension Period”) pursuant to Article 17 of this Lease, and Landlord and Tenant hereby confirm that the Expiration Date shall now be May 31, 2007.”

2.2 Rent. Section 4.01(a) of the Lease is hereby amended to add the following to the rent table as set forth in Section 4.01(a) of the Lease:

Period	Annual Base Rent	Annual Base Rent per Rentable Square Foot	Monthly Base Rent
Lease Year 3	$200,000.00	$25.00	$16,666.67
Lease Year 4	$200,000.00	$25.00	$16,666.67

3. Additional Rent. Tenant confirms its agreement that it is required to continue to pay Tenant’s Share of Tax Increases and Tenant’s Share of Expense Increases during the First Extension Period based upon the same Base Tax Year and Base Expense Year as were initially established by the Lease.

4. Lease Ratification. This instrument and all of the terms and provisions hereof shall be considered for all purposes to be incorporated into and made part of the Lease. The Lease and each provision, covenant, condition, obligation, right and power contained therein is hereby ratified and confirmed, and, as modified hereby, shall continue in full force and effect. All references appearing in the Lease and in any related instruments shall be amended and read hereafter to be references to the Lease as amended by this Amendment. In the event of any inconsistencies or conflicts between other provisions of the Lease and the provisions of this instrument, the provisions hereof shall govern and control. Except as expressly set forth herein, the Original Lease has not otherwise been modified or amended and remains in full force and effect and is ratified by the parties hereto.

5. Authority. Landlord represents and warrants to Tenant that Landlord and the person signing on its behalf are duly authorized to execute and deliver this Amendment and that this Amendment constitutes its legal, valid and binding obligation. Tenant hereby represents and warrants to Landlord that Tenant and each person signing on its behalf are duly authorized to execute and deliver this Amendment, and that this Amendment constitutes the legal, valid and binding obligation of Tenant.

6. Broker. Landlord and Tenant represent and warrant to each other that they have not had any dealings with any broker, agent or finder in connection with the transaction evidenced by this Amendment except CB Richard Ellis (the “Broker”). Landlord shall be responsible for any commission due to the Broker on account of this Amendment. Each party agrees to protect, indemnify, defend and hold the other harmless from and against any and all expenses with respect to any compensation, commissions and charges claimed by any other broker, agent or finder except the Broker with respect to this Amendment and the negotiation thereof that is made by reason of any action or agreement by such party.

7. Miscellaneous. This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut.

8. Execution by Facsimile. The parties agree that this Agreement may be transmitted between them by facsimile machine and the parties intend that a faxed Agreement containing either the original and/or copies of the signature of all parties shall constitute a binding Agreement.

9. Effective Date. The amendments set forth herein shall take effect upon execution of this Amendment by all of the parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed as of the day and year first written above.

WITNESSED BY:	LANDLORD:

/S/ CHRISTOPHER T. MEISTER	FAIRHAVEN INVESTORS LIMITED PARTNERSHIP
Signature of Witness
Print Name: Christopher T. Meister	By:	Bergen of Connecticut, Inc.
/S/ KENNETH S. CALA
Signature of Witness Print Name: Kenneth S. Cala	By:	/S/ ARTHUR PASQUARELLA
	Name:	Arthur Pasquarella
	Title:	Executive Vice President

TENANT:

GOVCONNECTION, INC.
Signature of Witness

Print Name:

	By:	/S/ JAY LAMBKE
	Name: Title:	Jay Lambke President
Signature of Witness

Print Name:	Hereunto Duly Authorized

STATE OF PENNSYLVANIA	)
) ss.
COUNTY OF PHILADELPHIA	)

On this the 14th day of April, 2005, before me, the undersigned officer, personally appeared Arthur P. Pasquarella known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the Exec. Vice Pres. of BERGEN OF CONNECTICUT, INC., a corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument as the free act and deed of the corporation as the General Partner of Fairhaven Investors Limited Partnership for the purposes contained therein by signing the name of the corporation by himself/herself as such officer.

In witness whereof, I hereunto set my hand.

/S/ DIANE C. THOMAS
Notary Public
[Affix Notarial Seal]	My Commission Expires: 4/30/05

STATE OF Maryland	)
) ss.
COUNTY OF Montgomery	)

On this the 28th day of March, 2005, before me, the undersigned officer, personally appeared Jay V. Lambke known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the President of GOVCONNECTION, INC., a corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument as the free act and deed of the corporation for the purposes contained therein by signing the name of the corporation by himself/herself as such officer.

In witness whereof, I hereunto set my hand.

/S/ JOHN SHUTT
Notary Public
[Affix Notarial Seal]	My Commission Expires: June 14, 2006